Exhibit 5.1

DIANE D. DALMY

ATTORNEY AT LAW

2000 EAST 12TH AVENUE

SUITE 32/10B

DENVER, COLORADO 80207

303.985.9324 (telephone)

303.988.6954 (fax)

July 22, 2013

Players Network

1771 E. Flamingo Road

Suite 201-A

Las Vegas, Nevada 89119

Re; Players Network

Registration Statement on Form S-1

Ladies and Gentlemen:

You have requested my opinion, as special counsel to Players Network, a Nevada corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), filed by the Company with the Securities and Exchange Commission.

This Registration Statement relates to the resale by the selling stockholder identified in this prospectus of up to 22,750,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share, which consist of commitment shares issuuable to Dutchess Opportunity Fund II, LP, a Delaware limited partnership ("Dutchess"), pursuant to that certain investment agreement dated November 7, 2013 between the Company and Dutchess (the “Investment Agreement”).

I have examined such records and documents and made such examination of laws as I have deemed relevant in connection with this opinion. It is my opinion that the 22,750,000 Shares, when issued and sold upon the conditions contemplated in the Registration Statement, will be duly authorized and validly issued, fully paid and non-assessable upon issuance.

No opinion is expressed herein as to any laws other than the laws of the State of Nevada. This opinion opines upon Nevada law including the statutory provisions, all applicable provisions of the statutes and reported judicial decisions interpreting those laws.

Players Network

Page Two

July 22, 2013

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to my firm under the caption “Legal Matters” in the Registration Statement. In so doing, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Diane D. Dalmy

Diane D. Dalmy

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